Exhibit 1.1

BANCO SANTANDER, S.A.

(a company with limited liability organized under

the laws of The Kingdom of Spain)

U.S.$1,250,000,000 3.848% Senior Non Preferred Fixed Rate Notes due 2023

U.S.$500,000,000 Senior Non Preferred Floating Rate Notes due 2023

U.S.$1,250,000,000 4.379% Senior Non Preferred Fixed Rate Notes due 2028

UNDERWRITING AGREEMENT

April 9, 2018

Merrill Lynch, Pierce, Fenner & Smith

             Incorporated

One Bryant Park

New York, New York 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Santander Investment Securities Inc.

45 East 53rd Street

New York, New York 10022

As Representatives of the Several Underwriters

named on Schedule I hereto

Ladies and Gentlemen:

Banco Santander, S.A., a sociedad anónima incorporated under the laws of The Kingdom of Spain (the “Bank”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in Schedule I hereto of each of the securities specified in Exhibit D hereto (the “Securities”) to be issued pursuant to the resolutions of the Bank’s general shareholders’ meeting and Board of Directors and Executive Committee approving the issuance of the Securities and the indenture dated April 11, 2017 (the “Base Indenture”) between the Bank and The Bank of New York Mellon, as trustee (the “Trustee”) as supplemented, with respect to the Securities, by a supplemental indenture to be dated on or about April 12, 2018, which together with the Base Indenture sets out the terms and rights of this particular issue of Securities (the “Third Supplemental Indenture” and the Base Indenture as supplemented, with respect to the Securities, by the Third Supplemental Indenture, and as further supplemented from time to time, the “Indenture”). Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Santander Investment Securities Inc. have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Securities.

A36227390/9.1/09 Apr 2018

The Bank has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (file number 333-217116), on Form F-3 relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Bank. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated April 3, 2017, in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Bank to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Bank to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the Base Prospectus as supplemented by the preliminary prospectus, together with the free writing prospectuses, if any, each identified in Exhibit E hereto, and intended for general distribution to prospective investors, and “road show” means any road show as defined in Rule 433(h) under the Securities Act. As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Bank with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.	Representations and Warranties. The Bank represents and warrants to, and agrees with, each of the Underwriters that as of the date hereof:

(a)	The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Bank is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) and the Bank has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)

Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Securities Act, the Exchange Act and the applicable rules and regulations of the Commission thereunder, (i) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii)

the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 3 below), the Time of Sale Prospectus, as then amended or supplemented by the Bank, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Bank in writing by such Underwriter expressly for use therein (it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 16 hereof) or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(c)	The Bank is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Bank is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Bank has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Bank complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except for the free writing prospectuses, if any, identified in Exhibit E hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Bank has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

(d)	The Bank has been duly incorporated and is validly existing as a limited liability corporation (sociedad anónima) in good standing under the laws of The Kingdom of Spain.

(e)	On or prior to the Closing Date, the Securities will be duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture, and will constitute valid and legally binding obligations of the Bank, enforceable against the Bank in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally or by general equity principles; the Securities will be consistent with the descriptions thereof contained in the Time of Sale Prospectus and the Prospectus, and such descriptions will conform to the rights set forth in the instruments defining the same.

(f)	This Agreement has been duly authorized, executed and delivered by the Bank.

(g)	The Base Indenture has been duly qualified under the Trust Indenture Act, duly authorized by the Bank and constitutes a valid and legally binding agreement of the Bank, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally or by general equity principles. On or prior to the Closing Date, the Third Supplemental Indenture will have been duly qualified under the Trust Indenture Act, will have been duly authorized by the Bank and will constitute a valid and legally binding agreement of the Bank, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally or by general equity principles.

(h)	The execution and delivery of this Agreement and the Indenture, the issuance, delivery and sale of the Securities, the performance of this Agreement and compliance by the Bank, as applicable, with the terms of this Agreement, the Indenture and the terms of the Securities have been duly authorized by all necessary corporate action on the part of the Bank, as applicable, and, upon their execution and delivery, did not or, if applicable, will not result in any violation of the memorandum and articles of association (or similar constitutive documents) of the Bank and do not and will not conflict with, or breach, any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Bank is a party or by which it may be bound or to which any of its properties may be subject or (ii) any existing applicable law, rule, regulation, judgment, order or decree of any governmental instrumentality or court having jurisdiction over the Bank or any of the properties of either of them (except, in either case, for such conflicts, breaches or defaults that would not have a material adverse effect on the financial condition of the Bank and its subsidiaries considered as one enterprise, or on the earnings or business affairs of the Bank and its subsidiaries, considered as one enterprise).

(i)	No consent, approval, authorization or order of any governmental instrumentality or court is required for the consummation by the Bank of the transactions contemplated hereby, except (i) such as may be required by the securities or Blue Sky laws of the various states of the United States in connection with the offer and sale of the Securities, and (ii) such approvals as have been obtained. Notwithstanding the foregoing, on or after the Closing Date, the public deed of issuance (escritura de emisión) shall be registered with the Mercantile Registry of Cantabria.

(j)	Neither the Bank, nor any of its affiliates (as defined in Rule 405 under the Securities Act), nor any person acting on its or their behalf has taken or will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to cause or result in, the stabilization in violation of applicable laws or manipulation of the price of any security of the Bank to facilitate the sale or resale of the Securities.

(k)	The preliminary prospectus filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(l)	The Bank maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act).

(m)	The Bank is not, and after giving effect to the offer and sale of the Securities, will not be, required to register as an “investment company,” as such term is defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”).

(n)	The financial statements of the Bank and its consolidated subsidiaries, together with the related schedules, if any, (the “Financial Statements”) that have been included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the financial position of the Bank and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Bank and its consolidated subsidiaries for the periods specified; and said Financial Statements have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (the “IFRS-IASB”). The supporting schedules, if any, included or incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly, in accordance with IFRS-IASB, the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly, in accordance with IFRS-IASB, the information shown therein and have been compiled on a basis consistent with that of the Financial Statements incorporated by reference in the Time of Sale Prospectus and the Prospectus.

(o)

The Bank acknowledges and agrees that each of the Underwriters is acting solely in the capacity of an arm’s length contractual counterparty to the Bank with respect to the offering of the Securities (including in connection with determining the terms of the offering contemplated by this Agreement) and not as an agent or fiduciary to the Bank or any other person. Additionally, the Underwriters are not advising the Bank or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Bank shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of such matters, and the Underwriters shall have no responsibility or liability to the Bank or any other person with respect to such matters. Any review by the Underwriters of the Bank, the transactions contemplated by this Agreement or any other due diligence review by the Underwriters in connection with such transactions will be performed solely for the benefit of the Underwriters and shall not be on or behalf of the Bank or any other person.

(p)	So long as certain conditions set forth in Law 10/2014, of June 26, on organization, supervision and solvency of credit institutions (“Law 10/2014”) are met, any payments in respect of the Securities made by the Bank to a non-Spanish tax resident beneficial owner, who does not operate with respect to the Securities through a permanent establishment in Spain, shall not be subject to taxation in Spain pursuant to Royal Legislative Decree 5/2004 of March 5, promulgating the consolidated text of the non- resident income tax law (Real Decreto Legislativo 5/2004, de 5 de Marzo, por el que se aprueba el texto refundido de la Ley del Impuesto sobre la Renta de no Residentes), and no withholding tax on account of Spanish taxes shall be required on such payments, except that payments made to non-Spanish tax resident beneficial owners where the Bank has not received from the paying agent certain information about the Securities will be subject to Spanish withholding tax at the applicable rate (currently 19%).

(q)	The payment obligations of the Bank under the Securities constitute direct, unconditional, unsubordinated and unsecured senior non preferred obligations (créditos ordinarios no preferentes) of the Bank and, in accordance with Additional Provision 14.2º of Law 11/2015, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of the Bank (and unless they qualify as subordinated claims (créditos subordinados) pursuant to Article 92.1º or 92.3º to 92.7º of Law 22/2003 of 9 July, on insolvency proceedings (the “Spanish Insolvency Law”)), such payment obligations in respect of principal rank (i) pari passu among themselves and with any other unsubordinated and unsecured senior non preferred obligations (créditos ordinarios no preferentes) of the Bank under Additional Provision 14.2º of Law 11/2015, as amended from time to time, and any other obligations which, by law and/or by their terms, and to the extent permitted by Spanish law, rank pari passu with the senior non preferred liabilities, (ii) junior to any obligations of the Bank which specify their status as ordinary senior instruments and any other unsecured and unsubordinated obligations (créditos ordinarios) of the Bank, other than the senior non preferred liabilities (“Senior Higher Priority Liabilities”) (and, accordingly, upon the insolvency of the Bank, the claims in respect of the Securities will be met after payment in full of the Senior Higher Priority Liabilities) and (iii) senior to any present and future subordinated obligations (créditos subordinados) of the Bank in accordance with Article 92 of the Spanish Insolvency Law.

(r)	As of the date hereof, the Bank has not made, and will not make (without prior consent of the Representatives) any public offer of the Securities by means of Supplemental Offering Materials. For purposes of this Agreement, “Supplemental Offering Materials” means any “written communication” (within the meaning of the rules and regulations promulgated under the Securities Act) prepared by or on behalf of the Bank, or used or referred to by the Bank, that constitutes an offer to sell or a solicitation of an offer to buy the Securities (other than the free writing prospectuses identified in Exhibit E hereto, the Time of Sale Prospectus and the Prospectus), including, without limitation, any road show materials relating to the Securities that constitute such a written communication.

(s)	Under the laws of The Kingdom of Spain, neither the Bank, nor any of its revenues, assets or properties have any right of immunity from service of process or from the jurisdiction of competent courts of The Kingdom of Spain or the United States or the State of New York in connection with any suit, action or proceeding, attachment prior to judgment, attached in aid of execution of a judgment or execution of a judgment or from any other legal process with respect to its obligations under this Agreement, the Indenture and the Securities (together, the “Transaction Documents”).

(t)	The choice of the law of the State of New York as the governing law of the Transaction Documents is a valid, effective and irrevocable choice of law under the laws of The Kingdom of Spain. The Bank has the power to submit and, pursuant to the Transaction Documents to which it is a party, has legally, validly, effectively and irrevocably submitted to the non-exclusive personal jurisdiction of the United States District Court for the Southern District of New York and the Supreme Court of New York, New York County (including, in each case, any appellate courts therefrom) in any suit, action or proceeding against it arising out of or related to any of the Transaction Documents, including with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement, and has validly and irrevocably waived any objection to the venue of a proceeding in any such court and has the power to designate, appoint and empower and pursuant to Section 13 of this Agreement has legally, validly, effectively and irrevocably designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any federal or state court in the State of New York.

(u)

None of the Bank or any of its Significant Subsidiaries (as such term is defined in Rule 1.02(w) of Regulation S-X under the Securities Act (“Significant Subsidiaries”)), nor, to the knowledge of the Bank, any director, officer, agent, employee, affiliate or person acting on behalf of the Bank is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any similar European, Spanish, U.K. or Brazilian, as applicable, sanctions administered by the European Union, Spain, the United Kingdom or Brazil, as applicable, and the Bank is not located, organized or resident in a country or a territory that is the subject of such sanctions; and the Bank will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person known by the Bank to be currently subject to any U.S.

sanctions administered by OFAC or is in Iran, North Korea, Syria, Cuba and Region of Crimea or in any other country or territory that, at the time of such funding is the subject of such sanctions, except to the extent permissible for a U.S. person; nor will the Bank directly or indirectly use the transaction proceeds to contravene any OFAC or any similar European, Spanish, U.K. or Brazilian regulations that may be applicable to them.

(v)	The operations of the Bank and its Significant Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the European Union, The Kingdom of Spain, the United Kingdom, Brazil, the United States and each State thereof and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any European, Spanish, U.K., Brazilian or U.S., as applicable, governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Bank or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Bank, threatened (except for actions, suits or proceedings that are being or expected to be contested or appealed in good faith and which would not be material in the context of the issuance and sale of the Securities).

(w)	None of the Bank or any of its Significant Subsidiaries or, to the knowledge of the Bank, any director, officer, agent, employee of the Bank or any of the Bank’s Significant Subsidiaries (i) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the U.K. Bribery Act or any other anti-corruption law, rule or regulation of any locality that is applicable to the Bank (“applicable anti-corruption laws”) or (ii) has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage. Each of the Bank and its Significant Subsidiaries has conducted its businesses in compliance with the FCPA, the U.K. Bribery Act and applicable anti-corruption laws and, to the knowledge of the Bank, its respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(x)	PricewaterhouseCoopers Auditores, S.L. and Deloitte, S.L., each of whom have certified certain financial statements of the Bank, are independent public accountants in respect of the Bank as required by the Securities Act and the applicable rules and regulations of the Commission.

(y)	The waiver of certain requirements under Rule 3-05 of Regulation S-X issued to the Bank by the Commission on June 14, 2017, a true copy of which has been provided to the Representatives, remains in effect as of the date of this Agreement and has not been rescinded or amended.

2. Purchase and Sale.

(a)	Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Bank agrees to issue and sell to each of the Underwriters, and (i) each of the Underwriters agree, severally and not jointly, to purchase from the Bank, the aggregate principal amount of Securities set forth opposite such Underwriter’s name on Schedule I hereto at a purchase price of 100.000% of the principal amount of the U.S.$1,250,000,000 3.848% Senior Non Preferred Fixed Rate Notes due 2023, 100.000% of the U.S.$500,000,000 Senior Non Preferred Floating Rate Notes due 2023, and 100.000% of the U.S.$1,250,000,000 4.379% Senior Non Preferred Fixed Rate Notes due 2028. The Bank hereby agrees to pay a commission of 0.300% of the aggregate principal amount of the U.S.$1,250,000,000 3.848% Senior Non Preferred Fixed Rate Notes due 2023, 0.300% of the U.S.$500,000,000 Senior Non Preferred Floating Rate Notes due 2023, and 0.450% of the U.S.$1,250,000,000 4.379% Senior Non Preferred Fixed Rate Notes due 2028. (together, the “Underwriting Commission”) to the Underwriters, in consideration of the Underwriters agreeing severally, and not jointly, to purchase the Securities from the Bank subject to, and in accordance with, the terms and conditions set forth in this Agreement. The Bank agrees that such Underwriting Commission will be divided pro rata among each of the Underwriters. The total proceeds to the Bank in an amount of U.S.$2,989,469,230 (which is equal to U.S.$2,989,125,000 of proceeds, net of fees and commissions, plus U.S.$344,230 in costs) will be payable on the Closing Date concurrently with the settlement of the Securities or such other date as may be agreed by the Bank and the Representatives, by wire transfer of immediately available funds to an account identified in writing by April 12, 2018.

(b)	Payment of the Underwriting Commission by the Bank to the Underwriters may be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by The Kingdom of Spain or any political subdivision or authority thereof or therein having power to tax, provided that the Underwriters are resident for tax purposes in a State with which The Kingdom of Spain has concluded a Tax Treaty for the Avoidance of Double Taxation which provides for a full exemption from Spanish taxes on business profits and are fully entitled to the benefits of said Tax Treaty and provided that (i) the Underwriters do not operate through a permanent establishment in Spain or through a tax haven country or jurisdiction for Spanish tax purposes (as currently defined in Royal Decree 1080/1991, of 5 July, as amended or restated) and (ii) they provide the Bank, before the relevant payment is due or paid (whichever occurs first), with a valid certificate of tax residence which expressly states that each such Underwriter is resident for tax purposes in the relevant jurisdiction within the meaning of the applicable Tax Treaty for the Avoidance of Double Taxation (or, as the case may be, the equivalent document regulated under the order which further develops the applicable Tax Treaty for the Avoidance of Double Taxation) (which is valid for one year from its date of issue).

(c)	The Underwriters are not authorized to give any information or to make any representation in connection with the offering or sale of the Securities other than such information or representations consistent with the Time of Sale Prospectus and the Prospectus or otherwise approved in writing by the Bank.

3.	Delivery and Payment. The global certificates for the Securities to be purchased by the Underwriters hereunder shall be delivered by or on behalf of (and at the expense of) the Bank to or upon the order of Citigroup Global Markets Inc. for the accounts of the several Underwriters against payment by the Underwriters of the purchase price therefor by wire transfer of immediately available funds, payable to or upon the order of the Bank, at the offices of Linklaters LLP at 1345 Avenue of the Americas, New York, NY 10105, at 10:00 a.m. New York time, on April 12, 2018 or such later date (not later than ten business days thereafter) as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives and the Bank (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Payment for the Securities shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as the Representatives shall request in writing not later than two full business days prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Securities to the Representatives duly paid by the Bank. The Bank agrees that delivery of the Securities will be made on the Closing Date through the book-entry facilities of The Depository Trust Company (the “Depositary”). Upon issuance, all Securities will be represented by one or more global certificates registered in the name of a nominee of the Depositary.

4.	Covenants and Agreements. The Bank agrees with each Underwriter that:

(a)	The Bank shall prepare and furnish to each Underwriter, without charge, a conformed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) in a form approved by the Representatives, and will promptly furnish the Underwriters during the period mentioned in Section 4(d) or 4(e) below with copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement, in such quantities as the Underwriters may from time to time reasonably request, and will not publish any amendment or supplement to the Registration Statement, the Time of Sale Prospectus or the Prospectus unless they have furnished a copy to the Representatives for review and, except as required by law, will not publish any such proposed amendment or supplement to which the Representatives reasonably object. If at any time prior to completion of the distribution of the Securities (as determined by the Representatives) any event occurs as a result of which the Registration Statement, the Time of Sale Prospectus or the Prospectus as then amended or supplemented would contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Bank will promptly so notify the Representatives and will prepare and furnish to the Representatives, subject to prior review as provided above, a reasonable number of copies of an amendment or supplement to the Registration Statement, the Time of Sale Prospectus or the Prospectus which will correct such statement or omission.

(b)	The Bank shall furnish to each Underwriter a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Bank and not to use or refer to any proposed free writing prospectus to which an Underwriter reasonably objects.

(c)	Except as otherwise contemplated pursuant to this Agreement, the Bank shall not take any action that would result in an Underwriter or the Bank being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(d)	If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(e)	If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Bank) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(f)	The Bank shall endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request.

(g)	The Bank shall make generally available to the Bank’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months after the effective date of the Registration Statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(h)	If the third anniversary of the initial effective date of the Registration Statement occurs before all the Securities have been sold by the Underwriters, prior to the third anniversary, the Bank shall file a new shelf registration statement and take any other action necessary to permit the public offering of the Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(i)	The Bank shall prepare final term sheets relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Representatives and included herein as Exhibit D, and to file such final term sheets within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

(j)	The Bank will use its reasonable efforts to effect, on or as soon as practicable after the Closing Date, and in no event more than 45 days following the Closing Date, the authorization of the Securities for listing on the New York Stock Exchange, Inc. (the “NYSE”), subject only to official notice of issuance. For so long as any of the Securities are outstanding, the Bank will use its commercially reasonable efforts to maintain the listing of the Securities, and will prepare, submit, furnish and publish (as appropriate) all such documents, instruments, information, advertisements and undertakings as may be necessary or advisable for such purposes.

(k)	The Bank will use its best efforts to ensure that the Securities qualify as debt instruments (instrumentos de deuda) under Law 10/2014.

(l)	The Bank will use its best efforts to ensure that the public deed in respect of the Securities and disbursement minutes in respect of the Securities, if required, are registered in the Mercantile Registry of Cantabria within one month of the Closing Date.

(m)	The Bank will use its best efforts to comply at all times with the applicable requirements set out under Law 10/2014 in order to benefit from the tax treatment described in the First Additional Provision of Law 10/2014.

(n)	From the date hereof and continuing to and including the Closing Date, the Bank will not, without the Representatives’ prior written consent (which consent shall not be unreasonably withheld), offer, sell, contract to sell or otherwise dispose of in the United States any material amount of dollar-denominated debt securities issued or guaranteed by the Bank which both mature more than one year after such Closing Date and which are substantially similar to the Securities, except for the Bank’s customary deposit-raising activities.

(o)	The Bank confirms that this Agreement has been executed and delivered in the name of the Bank by a signatory authorized by the Executive Committee of the Bank and agrees that the Securities will be executed and delivered in the name of the Bank, manually or via facsimile, by a signatory authorized by the Executive Committee of the Bank.

(p)	If the Bank maintains a paying agent in respect of the Securities in a European Union member state, it will ensure that it maintains a paying agent in a European Union member state that will not be obliged to withhold or deduct tax pursuant to the European Union Directive 2003/48/EC or any directive amending, supplementing or replacing such directive (each, a “Directive”) or any law implementing or complying with, or introduced in order to conform to, such Directive or Directives.

5.	Conditions to the Obligations of the Underwriters. The obligation of the several Underwriters to purchase and pay for the Securities they have agreed to purchase hereunder on the Closing Date is subject to the accuracy of the representations and warranties of the Bank contained herein as of the date of this Agreement, at 5:30 P.M., New York City time, on April 9, 2018 or such other time as agreed by the Bank and the Representatives (the “Time of Sale”) and the Closing Date, to the accuracy of the statements of the Bank made in any certificates pursuant to the provisions hereof delivered prior to or concurrently with such purchase, to the performance by the Bank of their obligations hereunder, and to the following further conditions:

(a)	Each of the Underwriters, Davis Polk & Wardwell LLP, U.S. counsel for the Bank, and Linklaters LLP, U.S. counsel for the Underwriters, shall have completed their respective diligence investigations in accordance with procedures customary for a transaction such as the offering of the Securities pursuant to the terms and conditions of this Agreement.

(b)	At the Closing Date, (i) since the date of the latest balance sheet included in the Time of Sale Prospectus and the Prospectus, there shall not have been any material adverse change (other than as set forth in or contemplated in the Time of Sale Prospectus or the Prospectus) in the financial condition or in the earnings, affairs or business prospects of the Bank and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business; (ii) the Bank shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and (iii) the representations and warranties of the Bank set forth in Section 1 shall be accurate in all material respects as though expressly made at and as of the Closing Date. At the Closing Date, the Representatives shall have received a certificate, dated as of the Closing Date, from the Bank signed by the principal financial or accounting officer of the Bank, certifying, the matters set forth in (i), (ii) and (iii) of this Section 5(b).

(c)	At the Closing Date, the Representatives shall have received a signed opinion, dated as of the Closing Date, of the internal counsel to the Bank, substantially in the form set forth in Exhibit A.

(d)	At the Closing Date, the Representatives shall have received a signed opinion, dated as of the Closing Date, of Uría Menéndez Abogados, S.L.P., Spanish counsel to the Bank, substantially in the form set forth in Exhibit B.

(e)	At the Closing Date, the Representatives shall have received a signed opinion, dated as of the Closing Date, of Davis Polk & Wardwell LLP, U.S. counsel to the Bank, substantially in the form set forth in Exhibit C.

(f)	At the Closing Date, the Representatives shall have received a signed opinion, dated as of the Closing Date, of Linklaters, S.L.P., Spanish counsel to the Underwriters, as to such matters as the Representatives may reasonably request.

(g)	At the Closing Date, the Representatives shall have received a signed opinion, dated as of the Closing Date, of Linklaters LLP, U.S. counsel to the Underwriters, as to such matters as the Representatives may reasonably request.

(h)	On the date hereof, the Representatives shall have received from each of PricewaterhouseCoopers Auditores, S.L. and Deloitte, S.L. a letter dated such date, to the effect that (i) they are independent accountants with respect to the Bank and its subsidiaries within the meaning of the Securities Act; (ii) it is their opinion that the Financial Statements included or incorporated by reference in the Time of Sale Prospectus and the Prospectus and covered by their opinions therein comply as to form in all material respects, except as stated in such report, with the applicable accounting requirements of the Securities Act for foreign private issuers; (iii) nothing has come to their attention that any Financial Statements included or incorporated by reference in the Time of Sale Prospectus and the Prospectus and not covered by their opinions do not comply as to form in all material respects with the accounting requirements of the Securities Act for foreign private issuers; (iv) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that at a specified date not more than three business days prior to the date of such letter, there was any decrease in the capital stock, any increase in long-term debt or any decreases in consolidated net current assets or shareholders’ equity as compared with the amounts shown in the most recent consolidated balance sheet included or incorporated by reference in the Time of Sale Prospectus and the Prospectus, or during the period from the date of such balance sheet to a specified date not more than three days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net income or consolidated net income of the Bank and its subsidiaries, except in all cases for changes, increases or decreases which the Time of Sale Prospectus and the Prospectus disclose have occurred or may occur; and (v) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iv) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Time of Sale Prospectus and the Prospectus and which are specified by the Representatives, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Bank and its subsidiaries identified in such letter. At the Closing Date, the Representatives shall have received a letter from each of PricewaterhouseCoopers Auditores, S.L. and Deloitte, S.L., dated as of the Closing Date, confirming the information given in their letter dated the date of the Time of Sale Prospectus and the Prospectus.

(i)	The Securities shall be eligible for clearance and settlement through the Depositary.

(j)	If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by the Representatives on notice to the Bank at any time at or prior to the Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 6 herein. Notwithstanding any such termination, the provisions of Sections 7, 8, 9, 13 and 14 herein shall remain in effect.

6.	Payment of Expenses.

(a)	The Bank will, except as set forth in subsection (b) below, pay and bear all costs and expenses incident to the performance of the Bank’s obligations under this Agreement, including (i) the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, or used by or referred to by the Bank, and any amendments or supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456(b)(1), if applicable), (ii) the preparation and distribution of this Agreement and the Third Supplemental Indenture, (iii) the preparation and delivery of the Securities, (iv) the fees and disbursements of the counsel and accountants for the Bank (other than the cost of the comfort letters provided by each of PricewaterhouseCoopers Auditores, S.L. and Deloitte, S.L., dated as of the Time of Sale and the Closing Date), (v) the costs and charges of the Trustee incurred in connection with the transactions contemplated in this Agreement, (vi) all costs and expenses incurred by the Bank in connection with any road show conducted in connection with the transaction contemplated by this Agreement, and (vii) all initial and on-going expenses and listing fees in connection with the listing of the Securities on the NYSE.

(b)	Notwithstanding subsection (a) above, each Underwriter, individually and not jointly, agrees to pay severally on a pro rata basis (i) the fees and disbursements of U.S. and Spanish counsels to the Underwriters, (ii) the cost of the comfort letters provided by each of PricewaterhouseCoopers Auditores, S.L. and Deloitte, S.L., dated as of the Time of Sale and the Closing Date, and (iii) all costs and expenses incurred by the Underwriters in connection with any road show conducted in connection with the transaction contemplated by this Agreement. For the avoidance of doubt, no Underwriter will be liable for any initial or on-going expenses after payment has been made in accordance with this Section 6 and each amount identified in this Section 6(b) (i), (ii) and (iii) above will be divided pro rata among each Underwriter.

7.	Indemnification.

(a)

The Bank agrees to indemnify and hold harmless each Underwriter and its directors, officers, employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and

each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act as follows: (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus (or any amendment or supplement to the Time of Sale Prospectus or the Prospectus), any free writing prospectus, any road show slides used in a road show conducted in connection with the transaction contemplated by this Agreement or any Supplemental Offering Materials, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Bank, which consent shall not be unreasonably withheld; and (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above; provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing to the Bank by the Underwriters expressly for use in the Time of Sale Prospectus or the Prospectus (or any amendment or supplement to the Time of Sale Prospectus or the Prospectus), free writing prospectus, road show slides used in a road show conducted in connection with the transaction contemplated by this Agreement or any Supplemental Offering Materials (it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 16 hereof).

(b)

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Bank, and each person, if any, who controls the Bank, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Time of Sale Prospectus and the Prospectus (or any amendment or supplement to the Time of Sale Prospectus and the Prospectus), free writing prospectus, road show slides used in a road show conducted in connection with the transaction contemplated by this Agreement or any Supplemental Offering Materials, in each case in reliance upon and in conformity with information furnished in writing to the Bank by each Underwriter expressly for use in the Time of Sale Prospectus and the Prospectus (or any amendment or supplement to the Time of Sale Prospectus and the Prospectus), free writing prospectus, road show slides used in a road show conducted in connection with the transaction contemplated by this Agreement or any Supplemental Offering Materials (it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 16 hereof).

(c)	Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

8.	Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in Section 7 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Bank, on the one hand, and the Underwriters, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Bank and the Underwriters, as incurred, in such proportions that (a) the Underwriters are responsible for that portion represented by the percentage that the total discounts and commissions received by the Underwriters bears to the aggregate offering price of the Securities and (b) the Bank is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as an Underwriter, and each director of the Bank and each person, if any, who controls the Bank within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Bank. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the aggregate principal amount of the Securities set forth opposite their respective names in Schedule I hereto and not joint.

9.	Representations and Indemnities to Survive. The representations, warranties, indemnities, agreements and other statements of the Underwriters and the Bank and their officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Bank or the Underwriters or controlling persons and will survive delivery of and payment for the Securities.

10.	Termination of Agreement.

(a)

The Representatives may terminate this Agreement, by notice to the Bank, at any time at or prior to the Closing Date (i) if there has been, since the date hereof, any material adverse change (otherwise than as set forth in or contemplated by the Time of Sale Prospectus or the Prospectus) in the financial condition or in the earnings, business affairs or business prospects of the Bank and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if, since the execution and delivery of this Agreement (A) there has occurred any outbreak or escalation of hostilities or other calamity or crisis, including, without limitation, an act of terrorism, the effect of which on the financial markets of the United States are such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or (B) trading in any securities of the Bank has been suspended by the Commission, the Spanish Securities Market Commission (Comisión Nacional del Mercado de Valores) or the NYSE, or if trading generally on the NYSE or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by such exchange or by order of the Commission, or any other governmental authority, or (C) a banking moratorium has been declared by Spanish, U.S. or New York authorities, or (D) there has occurred any change or any development involving a prospective change in national or international political, financial or economic conditions or exchange controls which, in the judgment of the Representatives, is likely to have a material adverse effect on the market for the Securities, or (E) any rating of the Bank’s debt securities shall have been lowered by Moody’s Investors Service Inc., Fitch Ratings Ltd. or Standard & Poor’s Ratings Services, a division of The McGraw-Hill Company, Inc., or any of such rating agencies have publicly announced it has under surveillance or review with possible negative implications any rating of the Bank’s debt securities (provided, however, that this clause (E) shall not apply if a lowering of any such rating or any such public announcement occurs as a result of the lowering of any rating by any such rating agency of obligations of The Kingdom of Spain or as a result of a public announcement by any such rating agency that it has under surveillance or review with possible negative implications obligations of The Kingdom of Spain), or (F) there has occurred a material disruption in commercial banking or securities settlement or clearance services in the United States or with respect to the Depositary. The Representatives agree that they will notify the Bank of the occurrence of any event described in clauses (A) through (F) as soon as they shall become aware of such occurrence.

(b)	If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party, except to the extent provided in Section 6. Notwithstanding any such termination, the provisions of Sections 6, 7, 8, 9, 13 and 14 shall remain in effect.

11.	Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at the following addresses:

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

50 Rockefeller Plaza

NY1-050-12-02

New York, NY 10020

Attention: High Grade Transaction Management/Legal

Facsimile: [*****]

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Attention: General Counsel

Fax: [*****]

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Attention: High Grade Syndicate Desk

Fax: [*****]

Santander Investment Securities Inc.

45 East 53rd Street

New York, NY 10022

Attention: Debt Capital Markets

Fax: [*****]

Notices to the Bank shall be directed to them at:

Grupo Santander, S.A.

Ciudad Grupo Santander

Avda. Cantabria s/n

Edificio Encinar, planta 2

28660 Boadilla del Monte

Madrid

Spain

Attention: División Financiera

Fax: [*****]

12.	Parties. This Agreement is made solely for the benefit of the Underwriters and the Bank and, to the extent expressed, any person controlling the Bank or the Underwriters, and their respective executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser, as such purchaser, from the Underwriters of the Securities.

13.

Submission to Jurisdiction. The Bank irrevocably agrees that any suit, action or proceeding against the Bank brought by the Underwriters or by any person who controls the Underwriters, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, and, to the extent permitted by law, irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and irrevocably submits to the nonexclusive jurisdiction of such courts in any such suit, action or proceeding. The Bank has irrevocably appointed Banco Santander, S.A., New York Branch as its Authorized Agent (the “Authorized Agent”) upon whom process may be served in any such suit, action or proceeding arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any state or federal court in the Borough of

Manhattan, The City of New York, New York, by the Underwriters or by any person who controls the Underwriters and the Bank each expressly consents to the jurisdiction of any such court in respect of any such suit, action or proceeding, and waives any other requirements of or objections to personal jurisdiction with respect thereto. The Bank represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Bank each agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Bank, as the case may be, shall be deemed, in every respect, effective service of process upon the Bank. Notwithstanding the foregoing, any suit, action or proceeding based on this Agreement may be instituted by an Underwriter in any competent court in The Kingdom of Spain.

14.	Judgment Currency. The Bank agrees to indemnify each of the Underwriters against any loss incurred by the Underwriters as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which each Underwriter is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by each Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of each Underwriter and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The parties hereto agree that, to the fullest extent permitted by law, the “rate of exchange” used shall be the rate at which, in accordance with normal banking procedures, each Underwriter could purchase such Judgment Currency in The City of New York on the business day preceding that on which final judgment is given. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

15.	Default by One of the Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder on the Closing Date and the aggregate number of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Securities that the Underwriters are obligated to purchase on the Closing Date, the Underwriters may make arrangements satisfactory to the Bank for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Securities with respect to which such default or defaults occur exceeds 10% of the total number of Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Underwriters and the Bank for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Bank, except as provided in Sections 7 and 8. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 15. Nothing herein will relieve a defaulting Underwriter from liability for its default.

16.	Underwriters’ Information. Each of the Bank and the Underwriters acknowledge and agree, for the purposes of this Agreement, that the only information that the Underwriters have furnished to the Bank expressly for use in the Registration Statement, the Time of Sale Prospectus and the Prospectus (or any amendment or supplement to the Time of Sale Prospectus or the Prospectus), free writing prospectuses or any Supplemental Offering Materials are the respective names of the Underwriters and the information set forth under the heading “Underwriting (Conflicts of Interest) — Stabilization Transactions and Short Sales” in the Time of Sale Prospectus and the Prospectus.

17.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18.	Recognition of bail-in. Notwithstanding any other term of this Agreement or any other agreements, arrangements, or understanding between the Bank and the Underwriters, each Underwriter acknowledges, accepts, and agrees to be bound by, to the extent that the relevant exercise of the Bail-in Power by the Relevant Resolution Authority is permitted by the law and regulation applicable in Spain:

(a)	the effect of the exercise of the Bail-in Power by the Relevant Resolution Authority in relation to any BRRD Liability of the Bank to such Underwriter under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (1) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (2) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Bank or another person, and the issue to or conferral on such Underwriter of such shares, securities or obligations; (3) the cancellation of the BRRD Liability; and (4) the amendment or alteration of any interest, if applicable, thereon, the maturity, or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)	the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of the Bail-in Power by the Relevant Resolution Authority.

As used in this Section 18:

“BRRD” means Directive 2014/59/EU of the European Parliament and of the Council of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or superseded from time to time.

“BRRD Liability” means any liability, commitment, duty, responsibility or other obligation arising from, or related to, the Agreement which may be subject to the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Law 11/2015” means Law 11/2015, of June 18, for the recovery and resolution of credit institutions and investment firms (Ley 11/2015, de 18 de junio, de recuperacion y resolucion de entidades de credito y empresas de servicios de inversion), as amended from time to time.

“Regulated Entity” means any entity to which Law 11/2015 applies as provided under article 1.2 of Law 11/2015, as amended from time to time, which includes certain credit institutions, investment firms, and certain of their parent or holding companies.

“Relevant Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks, the European Single Resolution Mechanism, as the case may be, according to Law 11/2015, and any other entity with the authority to exercise the Bail-in Power from time to time.

“Bail-in Power” means any write-down, conversion, transfer, modification, or suspension power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in The Kingdom of Spain, relating to (i) the transposition of BRRD, including but not limited to Law 11/2015 and Royal Decree 1012/2015 dated November 6, by virtue of which Law 11/2015 is developed and Royal Decree 2606/1996, dated December 20, on credit entities’ deposit guarantee fund is amended (“Royal Decree 1012/2015”) (ii) the SRM Regulation and (iii) the instruments, rules and standards created thereunder, pursuant to which any obligation of a Regulated Entity (as defined above) (or other affiliate of such Regulated Entity) can be reduced, cancelled, modified, or converted into shares, other securities, or other obligations of such Regulated Entity or any other person (or suspended for a temporary period).

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of July 15, 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the Single Resolution Mechanism and the Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended or superseded from time to time.

19.	Counterparts. This Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

20.	Entire Agreement; Amendment. This Agreement supersedes all prior agreements and undertakings, both written and oral, of the parties hereto, or any of them, with respect to the subject matter hereof and constitute the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may not be waived, amended or modified except in writing signed by each party to be bound hereby.

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Bank and the Underwriters in accordance with its terms.

Very truly yours,

BANCO SANTANDER, S.A.

By	/s/ Antonio Torío Martin
Name: Antonio Torío Martin
Title: Authorized Representative

[The rest of this page is intentionally left blank]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

MERRILL LYNCH, PIERCE, FENNER & SMITH

                               INCORPORATED

By	/s/ Robert J. Little
Name: Robert J. Little
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Director

J.P. MORGAN SECURITIES LLC

By	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

SANTANDER INVESTMENT SECURITIES INC.

By	/s/ Richard N. Zobkiw, Jr.
Name: Richard N. Zobkiw, Jr.
Title: Executive Director

By	/s/ Daniel Peñaloza
Name: Daniel Peñaloza
Title: Vice President

SCHEDULE I

Name of Underwriter	Principal Amount of U.S.$500,000,000 Senior Non Preferred Floating Rate Notes due 2023
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$121,250,000
Citigroup Global Markets Inc.	$121,250,000
J.P. Morgan Securities LLC	$121,250,000
Santander Investment Securities Inc.	$121,250,000
Bankia S.A.	$5,000,000
Bankinter S.A.	$5,000,000
Kutxabank S.A.	$5,000,000

Total	$500,000,000

Name of Underwriter	Principal Amount of U.S.$1,250,000,000 3.848% Senior Non Preferred Fixed Rate Notes due 2023
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$303,125,000
Citigroup Global Markets Inc.	$303,125,000
J.P. Morgan Securities LLC	$303,125,000
Santander Investment Securities Inc.	$303,125,000
Bankia S.A.	$12,500,000
Bankinter S.A.	$12,500,000
Kutxabank S.A.	$12,500,000

Total	$1,250,000,000

Name of Underwriter	Principal Amount of U.S.$1,250,000,000 4.379% Senior Non Preferred Fixed Rate Notes due 2028
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$303,125,000
Citigroup Global Markets Inc.	$303,125,000
J.P. Morgan Securities LLC	$303,125,000

Schedule I-1

Name of Underwriter	Principal Amount of U.S.$1,250,000,000 4.379% Senior Non Preferred Fixed Rate Notes due 2028
Santander Investment Securities Inc.	$303,125,000
Bankia S.A.	$12,500,000
Bankinter S.A.	$12,500,000
Kutxabank S.A.	$12,500,000

Total	$1,250,000,000

Schedule I-2

EXHIBIT A

FORM OF OPINION OF INTERNAL COUNSEL

A-1

EXHIBIT B

FORM OF OPINION OF URÍA MENÉNDEZ ABOGADOS, S.L.P.

B-1

EXHIBIT C

FORM OF OPINION OF DAVIS POLK & WARDWELL LLP

C-1

EXHIBIT D

Filed Pursuant to Rule 433

Registration No. 333-217116

Dated: April 9, 2018

PRICING TERM SHEET

U.S.$500,000,000 SENIOR NON PREFERRED FLOATING RATE NOTES DUE 2023

Issuer:	Banco Santander, S.A.

Series Number:	36

Issuer Ratings: *	[*****]

Expected Notes Ratings: *	[*****]

Status:	Senior Non Preferred

Principal Amount:	U.S.$500,000,000

Form of Issuance:	SEC Registered

Pricing Date:	April 9, 2018

Settlement Date: **	April 12, 2018 (T+3)

Maturity Date:	April 12, 2023

Type of Interest Rate:	Floating Rate

Interest Rate Basis (Benchmark):	3-Month USD LIBOR, Reuters page LIBOR01

Spread to LIBOR	L + 112 bps

Price to Public:	100.000% of the Principal Amount

Underwriting Discount and Commission:	0.300%

Proceeds to Issuer (before Expenses reimbursed to the Issuer):	99.700% ($498,500,000)

Expenses reimbursed to the Issuer (excluding the Underwriting Discount and Commission):	$ 57,372

Net Proceeds (after Underwriting Discount and Commission and including Expenses reimbursed to the Issuer):	$498,557,372

Interest Payment Dates:

Quarterly on January 12, April 12, July 12 and October 12 of each year, beginning July 12, 2018 (each a “Floating Rate Notes Interest Payment Date”). Interest will be paid to holders of record of the Floating Rate Notes in respect of the principal amount thereof outstanding 15 calendar days preceding the relevant Floating Rate Note Interest Payment Date, whether or not a Business Day; provided, however, that interest payable on the maturity date or any redemption date shall be payable to the person to whom the principal of such Floating Rate Notes shall be payable.

If any Floating Rate Notes Interest Payment Date (other than the maturity date or any redemption date) falls on a day that is not a Business Day, the Floating Rate Notes Interest Payment Date will be postponed to the next succeeding Business Day and interest will accrue to but excluding such Floating Rate Notes Interest Payment Date, except that if such Business Day falls in the next succeeding calendar month, the applicable Floating Rate Notes Interest Payment Date will be the immediately preceding Business Day.

If the maturity date or any redemption date of the Floating Rate Notes falls on a day that is not a Business Day, the payment of principal, premium and Additional Amounts, if any, and interest, if any, otherwise payable on such date will be postponed to the next succeeding Business Day, and no interest on such payment will accrue from and after the maturity date or such redemption date, as applicable.

Interest Reset Date:	The interest rate will be reset quarterly on January 12, April 12, July 12 and October 12, of each year, beginning July 12, 2018 through January 12, 2023 (each an “Interest Reset Date”). However, if any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date will be the next succeeding day that is a Business Day, except that if the next succeeding Business Day falls in the next succeeding calendar month, the applicable Interest Reset Date will be the immediately preceding Business Day.

Floating Rate Notes Interest Period:	The interest periods will be the periods from and including an Interest Reset Date to but excluding the immediately succeeding Interest Reset Date, except that (i) the final interest period will be the period from and including the Interest Reset Date immediately preceding the maturity date to but excluding the maturity date and (ii) the initial interest period will be the period from and including the Settlement Date to but excluding the first Interest Reset Date (each a “Floating Rate Notes Interest Period”).

Floating Rate Notes Interest Rate:

The interest rate per year for the Floating Rate Notes in any Floating Rate Notes Interest Period will be equal to 3-Month USD LIBOR plus 112 basis points (the “Floating Rate Notes Interest Rate”), as determined by the Calculation Agent. The Floating Rate Notes Interest Rate in effect for the 15 calendar days prior to any redemption date earlier than the maturity date will be the Floating Rate Notes Interest Rate in effect on the 15th day preceding such earlier redemption date.

The Floating Rate Notes Interest Rate will be limited to the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

Upon the request of any holder of Floating Rate Notes, the Calculation Agent will provide the Floating Rate Notes Interest Rate then in effect and, if determined, the Floating Rate Notes Interest Rate that will become effective on the next Interest Reset Date.

Day Count Fraction:	Actual/360 (adjusted)

Business Days:	New York City, London and TARGET 2

London Business Day:	A day on which dealings in deposits in U.S. dollars are transacted in the London interbank market and the Trans-European Automated Real-time Gross Settlement Express Transfer system (the “TARGET2 System”), or any successor thereto, is open for business.

Interest Determination Date:	The Calculation Agent will determine 3-Month USD LIBOR for each Floating Rate Notes Interest Period on the second London Business Day prior to the first day of such Floating Rate Notes Interest Period (the “Interest Determination Date”).

3-Month USD LIBOR:

With respect to any Interest Determination Date, will be the offered rate for deposits of U.S. dollars having a maturity of three months that appears on “Reuters Page LIBOR01” at approximately 11:00 a.m., London time, on such Interest Determination Date. If on an Interest Determination Date, such rate does not appear on the “Reuters Page LIBOR01” as of 11:00 a.m., London time, or if “Reuters Page LIBOR01” is not available on such date, the Calculation Agent will obtain such rate from Bloomberg L.P.’s page “BBAM.”

If no offered rate appears on “Reuters Page LIBOR01” or Bloomberg L.P. page “BBAM” on an Interest Determination Date, LIBOR will be determined for such Interest Determination Date on the basis of the rates at approximately 11:00 a.m., London time, on such Interest Determination Date at which deposits in U.S. dollars are offered to prime banks in the London inter-bank market by four major banks in such market selected by the Issuer, for a term of three months commencing on the applicable Interest Reset Date and in a principal amount equal to an amount that in the judgment of the Calculation Agent is representative for a single transaction in U.S. dollars in such market at such time. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, 3-Month USD LIBOR for such Floating Rate Notes Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, 3-Month USD LIBOR for such Floating Rate Notes Interest Period will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in New York City on such Interest Determination Date by three major banks in New York City, selected by the Issuer, for loans in U.S. dollars to leading European banks, for a term of three months commencing on the applicable Interest Reset Date and in a principal amount equal to an amount that in the judgment of the Calculation Agent is representative for a single transaction in U.S. dollars in such market at such time; provided, however, that if the banks so selected are not quoting as mentioned above, the then-existing 3-Month USD LIBOR rate will remain in effect for such Floating Rate Notes Interest Period, or, if none, the interest rate will be the initial interest rate.

All percentages resulting from any calculation of any Floating Rate Notes Interest Rate will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all U.S. dollar amounts will be rounded to the nearest cent, with one-half cent being rounded upward. The amount of interest payable in respect of each Floating Rate Note will be calculated by applying the applicable Floating Rate Notes Interest Rate for such Floating Rate Notes Interest Period to the outstanding principal amount of such Floating Rate Notes, multiplying the product by the actual number of days in such Floating Rate Notes Interest Period and dividing by 360. Each calculation of the Floating Rate Notes Interest Rate by the Calculation Agent will (in the absence of manifest error) be final and binding on us, the trustee and the noteholders of the Floating Rate Notes.

Promptly upon such determination, the Calculation Agent will notify the Issuer and the Trustee (if the Calculation Agent is not the Trustee) of the Floating Rate Notes Interest Rate for the new Floating Rates Notes Interest Period.

Minimum Denominations / Multiples:	Minimum denominations of U.S.$200,000 and multiples of U.S.$200,000 in excess thereof

Listing:	New York Stock Exchange

Trustee and Principal Paying Agent and Calculation Agent:	Bank of New York Mellon

Governing Law:	New York law, except that certain provisions of the Floating Notes and the Indentures related to the status of the Floating Rate Notes shall be governed and construed in accordance with Spanish Law.

U.S. Federal Income Tax Considerations:	For a discussion of the material U.S. federal income tax considerations for the ownership and disposition of the Senior Non Preferred Notes by U.S. investors, see “Taxation—U.S. Federal Income Tax Considerations” in the base prospectus. That discussion does not describe all of the tax consequences that may be relevant in the light of a U.S. investor’s particular circumstances, including any special tax accounting rules to which certain U.S. investors may be subject under section 451(b) of the U.S. Internal Revenue Code.

CUSIP / ISIN:	05964H AH8/US05964HAH84

Joint Bookrunners:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Citigroup Global Markets Inc. J.P. Morgan Securities LLC Santander Investment Securities Inc.

Co-Leads:	Bankia S.A. Bankinter S.A. Kutxabank S.A.

On July 27, 2017, the UK Financial Conduct Authority (‘‘FCA’’) announced that it will no longer persuade or compel banks to submit rates for the calculation of the LIBOR rates after 2021 (the “FCA Announcement”). It is not possible to predict the effect of the FCA Announcement, any changes in the methods pursuant to which the LIBOR rates are determined and any other reforms to LIBOR, including to the rules promulgated by the FCA in relation thereto, that will be enacted in the UK and elsewhere, which may adversely affect the trading market and the value of LIBOR based securities, including the Floating Rate Notes, or result in a change in the manner of administration of benchmarks, with the result that they may perform differently than in the past and the phasing out of LIBOR or other benchmarks as a reference rate for securities. In addition, any changes announced by the FCA (including the FCA Announcement), ICE Benchmark Administration Limited as independent administrator of LIBOR or any other successor governance or oversight body, or future changes adopted by such body, in the method pursuant to which the LIBOR rates are determined may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. If that were to occur, the level of interest payments and the value of the Floating Rate Notes may be affected. Further, uncertainty as to the extent and manner in which the UK government’s recommendations following its review of LIBOR in September 2021 will continue to be adopted and the timing of such changes may adversely affect the current trading market for LIBOR based securities and the value of the Floating Rate Notes.

*	Any ratings obtained will reflect only the views of the respective rating agency and should not be considered a recommendation to buy, sell or hold the Floating Notes. The ratings assigned by the rating agencies are subject to revision or withdrawal at any time by such rating agencies in their sole discretion. Each rating should be evaluated independently of any other rating.
**	Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Floating Rate Notes prior to the delivery of the Floating Rate Notes will be required to specify alternative settlement arrangements to prevent a failed settlement. Such purchasers should consult their own advisors.

The issuer has filed a registration statement (including a prospectus and a related preliminary prospectus supplement) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the preliminary prospectus supplement, the prospectus in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov.

Alternatively, you may obtain a copy of the prospectus from Merrill Lynch, Pierce, Fenner & Smith Incorporated by calling toll free 1-800-294-1322, Citigroup Global Markets Inc. by calling toll free 1-800-831-9146, J.P. Morgan Securities LLC by calling collect 1-212-834-3345 and Santander Investment Securities Inc. by calling toll free 1-855-403-3636.

PRICING TERM SHEET

U.S.$1,250,000,000 3.848% SENIOR NON PREFERRED FIXED RATE NOTES DUE 2023

Issuer:	Banco Santander, S.A.

Series Number:	37

Issuer Ratings: *	[*****]

Expected Notes Ratings: *	[*****]

Status:	Senior Non Preferred

Principal Amount:	U.S.$1,250,000,000

Form of Issuance:	SEC Registered

Pricing Date:	April 9, 2018

Settlement Date: **	April 12, 2018 (T+3)

Maturity Date:	April 12, 2023

Benchmark Treasury:	2.500% UST due March 31, 2023

Benchmark Treasury Yield:	2.598%

Spread to Benchmark Treasury:	T+ 125 bps

Re-offer Yield:	3.848%

Coupon:	3.848%

Price to Public:	100.000% of the Principal Amount

Underwriting Discount and Commission:	0.300%

Proceeds to Issuer (before Expenses reimbursed to the Issuer):	99.700% (U.S.$ 1,246,250,000)

Expenses reimbursed to the Issuer (excluding the Underwriting Discount and Commission):	U.S. $143,429

Net Proceeds (after Underwriting Discount and Commission and including Expenses reimbursed to the Issuer):	U.S.$1,246,393,429

Interest Payment Dates:	Semi-annually on April 12 and October 12 of each year, beginning October 12, 2018. Interest will be paid to holders of record of the Fixed Rate Notes in respect of the principal amount thereof outstanding 15 calendar days preceding the relevant Interest Payment Date, whether or not a Business Day.

Day Count Fraction:	30/360 (modified unadjusted)

Business Days:	New York City, London and TARGET 2

Minimum Denominations / Multiples:	Minimum denominations of U.S.$200,000 and multiples of U.S.$200,000 in excess thereof

Listing:	New York Stock Exchange

Trustee and Principal Paying Agent and Calculation Agent:	Bank of New York Mellon

Governing Law:	New York law, except that certain provisions of the Notes and the Indentures related to the status of the Notes shall be governed and construed in accordance with Spanish Law.

U.S. Federal Income Tax Considerations:	For a discussion of the material U.S. federal income tax considerations for the ownership and disposition of the Senior Non Preferred Notes by U.S. investors, see “Taxation—U.S. Federal Income Tax Considerations” in the base prospectus. That discussion does not describe all of the tax consequences that may be relevant in the light of a U.S. investor’s particular circumstances, including any special tax accounting rules to which certain U.S. investors may be subject under section 451(b) of the U.S. Internal Revenue Code.

CUSIP / ISIN:	05964H AG0/US05964HAG02

Joint Bookrunners:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Citigroup Global Markets Inc. J.P. Morgan Securities LLC Santander Investment Securities Inc.

Co-Leads:	Bankia S.A. Bankinter S.A. Kutxabank S.A.

*	Any ratings obtained will reflect only the views of the respective rating agency and should not be considered a recommendation to buy, sell or hold the Senior Non Preferred Notes. The ratings assigned by the rating agencies are subject to revision or withdrawal at any time by such rating agencies in their sole discretion. Each rating should be evaluated independently of any other rating.
**	Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Senior Non Preferred Notes prior to the delivery of the Senior Non Preferred Notes will be required to specify alternative settlement arrangements to prevent a failed settlement. Such purchasers should consult their own advisors.

The issuer has filed a registration statement (including a prospectus and a related preliminary prospectus supplement) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the preliminary prospectus supplement, the prospectus in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov.

Alternatively, you may obtain a copy of the prospectus from Merrill Lynch, Pierce, Fenner & Smith Incorporated by calling toll free 1-800-294-1322, Citigroup Global Markets Inc. by calling toll free 1-800-831-9146, J.P. Morgan Securities LLC by calling collect 1-212-834-3345 and Santander Investment Securities Inc. by calling toll free 1-855-403-3636.

PRICING TERM SHEET

U.S.$ 1,250,000,000 4.379% SENIOR NON PREFERRED FIXED RATE NOTES DUE 2028

Issuer:	Banco Santander, S.A.

Series Number:	38

Issuer Ratings: *	[*****]

Expected Notes Ratings: *	[*****]

Status:	Senior Non Preferred

Principal Amount:	U.S. $1,250,000,000

Form of Issuance:	SEC Registered

Pricing Date:	April 9, 2018

Settlement Date: **	April 12, 2018 (T+3)

Maturity Date:	April 12, 2028

Benchmark Treasury:	2.750% UST due February 15, 2028

Benchmark Treasury Yield:	2.779%

Spread to Benchmark Treasury:	T+160 bps

Re-offer Yield:	4.379%

Coupon:	4.379%

Price to Public:	100.000% of the Principal Amount

Underwriting Discount and Commission:	0.450%

Proceeds to Issuer (before Expenses reimbursed to the Issuer):	99.550% ($1,244,375,000)

Expenses reimbursed to the Issuer (excluding the Underwriting Discount and Commission):	$143,429

Net Proceeds (after Underwriting Discount and Commission and including Expenses reimbursed to the Issuer):	U.S.$1,244,518,429

Interest Payment Dates:	Semi-annually on April 12 and October 12 of each year, beginning October 12, 2018. Interest will be paid to holders of record of the Fixed Rate Notes in respect of the principal amount thereof outstanding 15 calendar days preceding the relevant Interest Payment Date, whether or not a Business Day.

Day Count Fraction:	30/360 (modified unadjusted)

Business Days:	New York City, London and TARGET 2

Minimum Denominations / Multiples:	Minimum denominations of U.S.$200,000 and multiples of U.S.$200,000 in excess thereof

Listing:	New York Stock Exchange

Trustee and Principal Paying Agent and Calculation Agent:	Bank of New York Mellon

Governing Law:	New York law, except that certain provisions of the Notes and the Indentures related to the status of the Notes shall be governed and construed in accordance with Spanish Law

U.S. Federal Income Tax Considerations:	For a discussion of the material U.S. federal income tax considerations for the ownership and disposition of the Senior Non Preferred Notes by U.S. investors, see “Taxation—U.S. Federal Income Tax Considerations” in the base prospectus. That discussion does not describe all of the tax consequences that may be relevant in the light of a U.S. investor’s particular circumstances, including any special tax accounting rules to which certain U.S. investors may be subject under section 451(b) of the U.S. Internal Revenue Code.

CUSIP / ISIN:	05964H AJ4/US05964HAJ41

Joint Bookrunners:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Citigroup Global Markets Inc. J.P. Morgan Securities LLC Santander Investment Securities Inc.

Co-Leads:	Bankia S.A. Bankinter S.A. Kutxabank S.A.

*	Any ratings obtained will reflect only the views of the respective rating agency and should not be considered a recommendation to buy, sell or hold the Senior Non Preferred Notes. The ratings assigned by the rating agencies are subject to revision or withdrawal at any time by such rating agencies in their sole discretion. Each rating should be evaluated independently of any other rating.
**	Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Second Ranking Senior Non Preferred Notes prior to the delivery of the Senior Non Preferred Notes will be required to specify alternative settlement arrangements to prevent a failed settlement. Such purchasers should consult their own advisors.

The issuer has filed a registration statement (including a prospectus and a related preliminary prospectus supplement) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the preliminary prospectus supplement, the prospectus in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov.

Alternatively, you may obtain a copy of the prospectus from Merrill Lynch, Pierce, Fenner & Smith Incorporated by calling toll free 1-800-294-1322, Citigroup Global Markets Inc. by calling toll free 1-800-831-9146, J.P. Morgan Securities LLC by calling collect 1-212-834-3345 and Santander Investment Securities Inc. by calling toll free 1-855-403-3636.

EXHIBIT E

1.	The Final Term Sheets included in Exhibit D.

E-1